Exhibit 99

Form 3 Joint Filer Information
Title of Security:	Common Stock
Issuer and Ticker Symbol:	Huron Consulting Group Inc. [HURN]
Designated Filer:	HCG Holdings LLC
Other Joint Filers:
	Lake Partners LLC, Lake Capital Investment
Partners LP, Lake Capital Partners LP, Lake
Capital Management LLC, Terence M.
Graunke, Paul G. Yovovich
Addresses:	The principal business office address for each
of the joint filers is c/o Lake Capital
Management LLC, 676 North Michigan
Avenue, Suite 3900, Chicago, Illinois 60611

Signatures:		Lake Partners LLC

				By: /s/ Paul G. Yovovich
				Name: Paul G. Yovovich
				Title: Manager

			Lake Capital Investment Partners LP

				By: Lake Partners LLC
			Its:  General Partner

					By: /s/ Paul G. Yovovich
					Name: Paul G. Yovovich
					Title: Manager

			Lake Capital Partners LP

				By: Lake Capital Investment Partners LP
				Its: General Partner

					By:  Lake Partners LLC
					Its: General Partner

						By: /s/ Paul G.
Yovovich
						Name: Paul G.
Yovovich
						Title:  Manager

			Lake Capital Management LLC

				By: /s/ Paul G. Yovovich
				Name: Paul G. Yovovich
				Title:  Principal


			/s/ Terence M. Graunke
			Terence M. Graunke


			/s/ Paul G. Yovovich
			Paul G. Yovovich

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